UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Equity Incentive Plan

On December 5, 2013, the board of directors of Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) adopted the Amended and Restated Equity Incentive Plan (the “Amended Plan”). The Amended Plan amends and restates our prior equity incentive plan (the “Prior Plan”) that was adopted by the board of directors on January 12, 2006 and suspended indefinitely by the board of directors on June 17, 2011. In connection with adopting the Amended Plan, the board of directors lifted the suspension and reinstated the plan, as amended.

The main changes in the Amended Plan are (i) removing automatic grants of stock options to our independent directors, (ii) clarifying that eligible participants under the plan include employees of the Company’s external advisor and other consultants, provided that the recipients are natural persons providing bona fide services to the Company and those services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s stock, and (iii) clarifying that awards under the plan may be made with respect to any shares of the Company’s common stock, including unclassified (or “Class E”) shares as well as Class A, Class W and Class I shares. Other minor clarifications were made as well.

The Amended Plan provides for the granting of stock options, stock appreciation rights, restricted stock, stock units and/or other stock-based awards to our employees (if we have any in the future), our independent directors, employees of the Advisor or its affiliates and other advisors and consultants of ours and of the Advisor selected by the plan administrator for participation in the Amended Plan. Any such stock options, stock appreciation rights, restricted stock, stock units and/or other stock-based awards will provide for exercise prices, where applicable, that are not less than the fair market value of shares of our common stock on the date of the grant.

Our board of directors administers the Amended Plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and determine all the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a real estate investment trust for tax purposes or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by the plan administrator, no award granted under the Amended Plan will be transferable except through the laws of descent and distribution.

An aggregate maximum of 5.0 million shares may be issued upon grant, vesting or exercise of awards under the Amended Plan, although the board of directors, to date, has only authorized and reserved for issuance a total of 2.0 million shares of our common stock under the Amended Plan. In addition, to any individual in any single calendar year no more than 200,000 shares may be made subject to stock options or stock appreciation rights under the Amended Plan and no more than 200,000 shares may be made subject to other stock-based awards under the Amended Plan. In connection with the adoption of the Prior Plan, our board of directors adopted an administrative rule, which is subject to change at any time, to the effect that it will not approve the issuance of new awards under the plan (other than the initial grant of options to our independent directors) if, after giving pro forma effect to such issuance, the aggregate number of shares of our common stock subject to all outstanding awards exceeds 4% of the sum of (i) the number of shares of our then outstanding common stock and (ii) the number of then outstanding OP Units, other than those held by us. If any shares subject to an award under the Amended Plan are forfeited, cancelled, exchanged or surrendered or an award terminates or expires without a distribution of shares or if shares are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, such number of shares will again be available for awards under the Amended Plan. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend or extraordinary dividend, our board of directors will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

Under the Amended Plan, our board of directors will determine the treatment of awards in the event of a change in our control. The Amended Plan will automatically expire on January 12, 2016, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the Amended Plan at any time. The expiration or other termination of the Amended Plan will have no adverse impact on any award that is outstanding at the time the Amended Plan expires or is terminated without the consent of the holder of the outstanding award. Our board of directors may amend the Amended Plan at any time, but no amendment will adversely affect any award on a retroactive basis without the consent of the holder of the outstanding award, and no amendment to Amended Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Amended Plan.

Secondary Equity Incentive Plan

On December 5, 2013, the board of directors also adopted the Secondary Equity Incentive Plan (the “Secondary Plan”). The Secondary Plan is substantially similar to the Amended Plan, except that under the Secondary Plan, an eligible participant is any person, trust, association or entity to which the plan administrator desires to grant an award. An aggregate maximum of 5.0 million shares may be issued upon grant, vesting or exercise of awards under the Secondary Plan, although the board of directors, to date, has only authorized and reserved for issuance a total of 2.0 million shares of our common stock under the Secondary Plan.

Copies of the Amended Plan and the Secondary Plan are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Equity Incentive Plan

10.2	Secondary Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.
December 10, 2013
	By:	/S/ M. KIRK SCOTT

M. Kirk Scott
Chief Financial Officer

4